UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

EZFILL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

EZFILL HOLDINGS, INC.

67 NE 183rd Street, Miami, Florida 33169

305-791-1169

February 11, 2025

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of EzFill Holdings, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of EzFill Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with the corporate actions described below taken by the Company’s Board of Directors (“Board”) and by the holders of a majority of the Company’s voting capital stock. The holders of a majority of the Company’s voting capital stock, by written consents in lieu of meetings delivered on January 15, 2025, pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”) and Section 9 of Article II of our bylaws, provided approval for the following corporate actions, respectively (the “Authorizations”):

Item 1.	Approving the potential issuance of $500,000 worth of shares of Company common stock to Alcourt LLC under that certain promissory note, dated as of January 15, 2025, by and between the Company and Alcourt LLC, in the event that such note is not repaid on or before April 15, 2025. Under Nasdaq Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance.

Item 2.

Approving the potential issuance of $5,000,000 worth of shares of Company common stock to Gad International Ltd. under that certain promissory note, dated as of December 26, 2024, by and between the Company and Gad International Ltd., as amended by that certain amendment to promissory note, dated as of January 15, 2025, in the event that such note is not repaid on or before February 23, 2025. Under Nasdaq Listing Rule 5635(a), listed companies must obtain stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, (i) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the stock, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock. In addition, under Nasdaq Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance.

Item 3.	Approving the potential issuance of up to 4,460,354 shares of Company common stock to NextNRG Holding Corp. under those certain promissory notes by and between the Company and NextNRG Holding Corp. dated as of November 14, 2024, December 2, 2024, December 3, 2024, December 17, 2024 and December 30, 2024 (collectively, the “Notes”). Under Nasdaq Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance. In addition, Nasdaq Listing Rule 5635(a) requires listed companies to obtain stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if any director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more, which requirement applies in the case of the potential issuance of shares of the Company’s common stock under the Notes to Mr. Michael Farkas, who is the beneficial owner of approximately 67.3% of the Company’s issued and outstanding common stock , holds more than 5% interest in NextNRG Holding, Corp., and qualifies as a “substantial shareholder” under applicable Nasdaq rules.

Concurrently with the Authorizations, all of the members of the Board, by written consents in lieu of a meeting, as provided under the DGCL, provided similar authorizations.

This Information Statement is being furnished to our stockholders of record as of January 15, 2025 , in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent. As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C. This Information Statement also serves as the notice required by Section 228 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

The actions taken by written consent of the majority stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Mailing Record Date.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Yehuda Levy
Yehuda Levy

Interim Chief Executive Officer

February 11, 2025

Nasdaq Requirements

The Company is subject to the Nasdaq Stock Market’s Listing Rules because our Common Stock is currently listed on the Nasdaq Capital Market (“Nasdaq”). The issuance of shares of our Common Stock under the agreements described under Items 1 through 3 of this information statement implicate certain of the Nasdaq listing standards requiring prior stockholder approval in order to maintain our listing on Nasdaq.

The foregoing resolutions for the transactions contemplated by the agreements under Items 1 through 3 above are required because under Nasdaq Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance, and the price per share of Common Stock issued is less than the closing price immediately preceding the signing of the binding agreement or the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

As a result of the foregoing resolution, on the date which is 20 calendar days after the date of mailing this Information Statement to its stockholders, the Company will comply with Nasdaq Listing Rule 5635(d), as the resolution will then constitute stockholder approval for the Company to issue shares of Common Stock to the relevant parties as contemplated by the agreements under Items 1 through 3 above, in an amount more than 19.99% of the then issued and outstanding Common Stock of the Company, even if the price per share of Common Stock issued in connection with the transactions is less than the Minimum Price.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the Authorizations.

The consent we have received constitutes the only stockholder approval required under the DGCL, Nasdaq Listing Rules 5635(a) and 5635(d) as applicable, our Certificate of Incorporation and our Bylaws, to approve the Authorizations. Our Board is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

Vote Required

The vote, which was required to approve the above Authorizations, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held.

The date used for purposes of determining the number of outstanding shares of the voting stock of the Company entitled to vote to approve Items 1 through 3 above and the transactions contemplated thereby is January 15, 2025 (the “Voting Record Date”). The record date for determining those stockholders of the Company entitled to receive this Information Statement is the close of business on January 31, 2025 (the “Mailing Record Date”). As of the Voting Record Date, the Company had 6,483,052 shares of voting stock outstanding, with all 6,483,052 shares being Common Stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 228(a) of the DGCL and Section 9 of Article II of our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The approximate ownership percentage of the voting stock of the Company as of the Voting Record Date of the consenting stockholders who voted to approve Items 1 through 3 and the transactions contemplated thereby totaled in the aggregate 63.7%.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other stockholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the action to be taken.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

ITEM 1.

Approval of first POTENTIAL ISSUANCE OF COMMON STOCK

On January 15, 2025, the Company and Alcourt LLC (“Alcourt”) entered into a promissory note (the “January 15 Note”) for the sum of $1,000,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The unpaid principal balance of the January 15 Note has a fixed rate of interest of 15% per annum. Further, the January 15 Note is subject to an original issue discount of $50,000.

Unless the January 15 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the January 15 Note, along with accrued interest, will be due and payable in full on April 15, 2025 (the “Maturity Date”). If the January 15 Note is not repaid by the Maturity Date, for any reason whatsoever, the Company shall issue shares of its Common Stock with a then current value of $500,000 to Alcourt (the “Extension Fee”). The shares will be valued based on the greater of: (i) the closing price of the Company’s common stock on the Maturity Date; or (ii) $1.00 per share; if the Company’s common stock is trading below $1.00 per share, Alcourt can elect to receive the Extension Fee of $500,000 in cash. Upon payment of the Extension Fee, the Maturity Date shall be extended until July 15, 2025.

Pursuant to Nasdaq Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance, and the price per share of Common Stock issued is less than the closing price immediately preceding the signing of the binding agreement or the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

On January 15, 2025, the Board unanimously approved the potential issuance of $500,000 worth of shares of Company common stock to Alcourt under the January 15 Note, which may result in shares of common stock issued that is equal or greater than 20% of the Company’s issued and outstanding shares of common stock as of the date of any such potential issuance. By way of written consents delivered on January 15, 2025, a majority of the Company’s stockholders holding 4,132,746 shares of our Common Stock representing approximately 63.7% of our voting power approved this Item 1 in accordance with the requirement under Nasdaq Listing Rule 5635(d).

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ITEM 2.

Approval of second POTENTIAL ISSUANCE OF COMMON STOCK

On December 26, 2024, the Company and Gad International Ltd. (the “Lender”) entered into a promissory note (the “December 26 Note”) for the sum of $2,500,000 (the “Loan”) to be used for the Company’s working capital needs, including without limitation the purchase of equipment. Under the December 26 Note, the Company agreed to execute an irrevocable transfer instruction with its transfer agent to issue $5,000,000 worth of shares of Company common stock to the Lender if the December 26 Note is not repaid on or before February 23, 2025. Such shares of common stock would be valued based on the Nasdaq official closing price for the Company’s common stock as of date of the issuance of the December 26 Note.

Pursuant to Nasdaq Listing Rule 5635(a), the Company must obtain stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, (i) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the stock, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock. In addition, pursuant to Nasdaq Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance, and the price per share of Common Stock issued is less than the closing price immediately preceding the signing of the binding agreement or the Minimum Price.

On December 26, 2024, the Board unanimously approved the potential issuance of $5,000,000 worth of shares of Company common stock to the Lender under the December 26 Note, which may result in shares of common stock issued that is equal or greater than 20% of the Company’s issued and outstanding shares of common stock as of the date of any such potential issuance. By way of written consents delivered on January 15, 2025, a majority of the Company’s stockholders holding 4,132,746 shares of our Common Stock representing approximately 63.7% of our voting power approved this Item 2 in accordance with the requirements under NASDAQ Listing Rules 5635(a) and 5635(d).

ITEM 3.

Approval of third POTENTIAL ISSUANCE OF COMMON STOCK

As previously disclosed in certain Current Reports under cover of Form 8-K as identified below and which are hereby incorporated by reference, the Company entered into certain promissory notes with NextNRG Holding Corp., dated as of November 14, 2024, December 2, 2024, December 3, 2024, December 17, 2024 and December 30, 2024 (collectively, the “Notes”).

Pursuant to Nasdaq Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance, and the price per share of Common Stock issued is less than the closing price immediately preceding the signing of the binding agreement or the Minimum Price. In addition, Nasdaq Listing Rule 5635(a) requires listed companies to obtain stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if any director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more, which requirement applies in the case of the potential issuance of shares of the Company’s common stock under the Notes to Mr. Michael Farkas, who is the beneficial owner of approximately 67.3% of the Company’s issued and outstanding common stock , holds more than 5% interest in NextNRG Holding, Corp., and qualifies as a “substantial shareholder” under applicable Nasdaq rules.

On December 30, 2024, the Board unanimously approved the potential issuance of up to 4,460,354 shares of Company common stock to NextNRG Holding Corp. under the Notes, which may result in shares of common stock issued that is equal or greater than 20% of the Company’s issued and outstanding shares of common stock as of the date of any such potential issuance. By way of written consents delivered on January 15, 2025, a majority of the Company’s stockholders holding 4,132,746 shares of our Common Stock representing approximately 63.7% of our voting power approved this Item 3 in accordance with the requirement under Nasdaq Listing Rules 5635(a) and 5635(d).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 15, 2025 by: (i) each executive officer and director; (ii) all executive officers and directors of the Company as a group; and (iii) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 6,483,052 shares of Common Stock issued and outstanding on January 15, 2025, adjusted as required by rules promulgated by the SEC.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Percentage(2)
Beneficial Owners of more than 5%:
Michael D. Farkas(3)	4,852,150	67.3%
Executive Officers and Directors:
Yehuda Levy	18,270	*
Michael Handelman	0	-
Avi Vaknin	64,713	*
Daniel Arbour	27,697	*
Jack Leibler	21,886	*
Bennett Kurtz	21,036	*
Sean Oppen	44,755	*

All Officers and Directors as a Group (7 persons)	198,357	3.05%

*Less than 1%

(1)	The address of each of the officers and directors is 67 NW 183rd St., Miami, Florida 33169; the address of Michael D. Farkas is 1221 Brickell Avenue, Ste. 900, Miami, FL 33131.

(2)	The calculation in this column is based upon 6,483,052 shares of Common Stock outstanding on January 15, 2025. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of January 15, 2025 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)	Includes (i) 154,827 shares of common stock held by SIF Energy LLC, (ii) 3,705,632 shares of common stock held by NextNRG Holding Corp., (iii) 26,578 shares of common stock held by Balance Labs, Inc. Also includes 719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock held by NextNRG Holding Corp., each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance). Michael D. Farkas has voting and investment control of the shares of common stock held by Farkas Brothers, LLC, SIF Energy LLC, NextNRG Holding Corp and Balance Labs, Inc.

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INTERESTS OF CERTAIN PERSONS IN THE AUTHORIZATIONS

No officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our Common Stock has any substantial interest in the matters acted upon by our Board and stockholders, other than his role as an officer, director or beneficial owner, except that Michael D. Farkas, who is a beneficial owner of more than 5% of our Common Stock, is the CEO and largest stockholder of NextNRG Holding Corp.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the stockholder approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties, and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. These risk factors include the following risk factor relating to the Company’s compliance with the continued listing requirements of Nasdaq:

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ADDITIONAL INFORMATION

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of the Information Statement to any Company stockholder upon written or oral request to us, at Corporate Secretary, EzFill Holdings, Inc., 67 NE 183rd Street, Miami, FL 33169, or contact (305) 791-1169. Any Company stockholder wishing to receive separate copies of our proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Incorporation By Reference

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with a copy of this Information Statement. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

●	Annual Report on Form 10-K filed on April 1, 2024.

●	Quarterly Report for the quarter ended March 31, 2024 on Form 10-Q filed on May 14, 2024.

●	Quarterly Report for the quarter ended June 30, 2024 on Form 10-Q filed on August 14, 2024.

●	Quarterly Report for the quarter ended September 30, 2024 on Form 10-Q filed on November 13, 2024.

●	Definitive Information Statement on Schedule 14C filed on October 11, 2024.
●	Definitive Proxy Statement on Schedule 14A filed on December 31, 2024, and Definitive Additional Materials on Schedule 14A filed on January 13, 2025.
●	Preliminary Prospectus on Form S-1 filed on December 20, 2024, and Post-Effective Amendment No. 1 to Form S-1 filed on January 22, 2025.
●	Current Reports on Form 8-K filed by the Company on April 2, 2024, April 9, 2024, April 10, 2024, April 26, 2024, May 14, 2024, May 15, 2024, May 29, 2024, June 3, 2024, June 14, 2024, June 18, 2024, June 21, 2024, June 28, 2024, July 10, 2024, July 15, 2024, July 25, 2024, August 12, 2024, August 15, 2024, August 20, 2024, September 3, 2024, September 27, 2024, November 14, 2024, November 19, 2024, November 22, 2024, December 5, 2024, December 18, 2024, December 18, 2024, December 19, 2024, January 2, 2025, January 3, 2025, January 10, 2025, January 21, 2025, January 21, 2025, and January 23, 2025.

You may read and copy any reports, statements, or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements, and other information, including those filed by us, at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Information Statement will be deemed modified, superseded or replaced for purposes of this Information Statement to the extent that a statement contained in this Information Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Information Statement modifies, supersedes or replaces such statement.

By Order of the Board

/s/ Yehuda Levy
Yehuda Levy
Interim Chief Executive Officer
February 11, 2025

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